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                                                                    EXHIBIT 23.3



                         INDEPENDENT AUDITORS CONSENT

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and the related Prospectus filed with the Securities and Exchange Commission by Premier Graphics Inc. and to the inclusion therein of our report, dated February 17, 1997, with respect to the financial statements of Jones Printing Company, Inc. as of December 31, 1996 and for such of the years in the two-year period ended December 31, 1996.




                                            /s/ Joseph Decosimo and Company, LLP

                                                JOSEPH DECOSIMO AND COMPANY, LLP

Chattanooga, Tennessee
January 18,1999